As filed with the Securities and Exchange Commission on April 14, 2020
                                            Registration No. 333-
________________________________________________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________________________

Ciena Corporation
(Exact name of registrant as specified in its charter)

Delaware	23-2725311
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Ciena Corporation
7035 Ridge Road
Hanover, MD	21076
(Address of Principal Executive Offices)	(Zip Code)

________________________
Ciena Corporation
2017 Omnibus Incentive Plan
(Full title of the plan)
________________________
David M. Rothenstein
Senior Vice President, General Counsel and Secretary
Ciena Corporation
7035 Ridge Road
Hanover, Maryland 21076
(Name and address of agent for service)

(410) 694-5700
(Telephone number, including area code, of agent for service)

Copy to:
Michael J. Silver, Esq.
William I. Intner, Esq.
Hogan Lovells US LLP
100 International Drive, Suite 2000
Baltimore, MD 21202
(410) 659-2700

_______________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value per share	12,200,000	$44.585	$543,937,000	$70,603.02

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization, or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act. The proposed maximum aggregate offering price is based upon the average of the high and low sale prices of the registrant’s common stock as reported on the New York Stock Exchange on April 13, 2020.

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) of Ciena Corporation (“Ciena” or the “Registrant”) is being filed to register 12,200,000 additional shares of Ciena’s common stock, par value $0.01 per share (the “Common Stock”) authorized for issuance pursuant to awards under the Ciena Corporation 2017 Omnibus Incentive Plan (the “2017 Plan”). The Registrant previously registered shares of Common Stock under the 2017 Plan on a Registration Statement on Form S-8 (File No. 333-217001) filed on March 29, 2017 (the “Original S-8”). On December 11, 2019, the Registrant’s Board of Directors adopted an amendment to the 2017 Plan to increase the number of shares available for issuance thereunder by 12,200,000 (the “Amendment”), subject to and effective on the date of stockholder approval. The Registrant's stockholders approved the Amendment at Registrant’s Annual Meeting of Stockholders on April 2, 2020.
As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Original S-8, except to the extent supplemented, amended, or superseded by the information set forth herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description
4.1.(1)	Specimen Stock Certificate
5.1	Opinion of David M. Rothenstein, Senior Vice President, General Counsel and Secretary of Ciena Corporation (filed herewith)
23.1	Consent of David M. Rothenstein, Senior Vice President, General Counsel and Secretary of Ciena Corporation. (contained in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP (filed herewith)
24.1	Power of Attorney (included with signature page)
99.1(2)	Ciena Corporation 2017 Omnibus Incentive Plan
99.2(3)	Amendment to Ciena Corporation 2017 Omnibus Incentive Plan dated April 2, 2020

(1) Incorporated by reference from the Registrant’s Annual Report on Form 10-K (File No. 001-36250) filed on December 27, 2007.

(2) Incorporated by reference from the Registrant’s Current Report on Form 8-K (File No. 001-36250) filed on March 29, 2017.

(3) Incorporated by reference from the Registrant’s Current Report on Form 8-K (File No. 001-36250) filed on April 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Linthicum, State of Maryland, on this 14th day of April, 2020.

CIENA CORPORATION

By:	/s/ Gary B. Smith
Gary B. Smith
President, Chief Executive Officer and Director

POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary B. Smith and David M. Rothenstein, and each of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any Registration Statement relating to this Registration Statement under Rule 462 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ Patrick H. Nettles, Ph.D. Patrick H. Nettles, Ph.D.	Executive Chairman of the Board of Directors	April 14, 2020

/S/ Gary B. Smith Gary B. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	April 14 2020

/S/ James E. Moylan, Jr. James E. Moylan, Jr.	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	April 14, 2020

/S/ Andrew C. Petrik Andrew C. Petrik	Vice President and Controller (Principal Accounting Officer)	April 14, 2020

/S/ Bruce L. Claflin Bruce L. Claflin	Director	April 14, 2020

/S/ Lawton W. Fitt Lawton W. Fitt	Director	April 14, 2020

/S/ Patrick T. Gallagher Patrick T. Gallagher	Director	April 14, 2020

/S/ Devinder Kumar Devinder Kumar	Director	April 14, 2020

/S/ T. Michael Nevens T. Michael Nevens	Director	April 14, 2020

/S/ Judith M. O’Brien Judith M. O’Brien	Director	April 14, 2020

/S/ Joanne Olsen Joanne Olsen	Director	April 14, 2020